BYLAWS OF INVESCO VAN KAMPEN SENIOR LOAN FUND,
a Delaware Statutory Trust
Adopted effective May 15, 2012
Capitalized terms not specifically defined herein
shall have the meanings ascribed to them in the Trust’s
Amended and Restated Agreement and Declaration of Trust (the “Agreement”).
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of Invesco Van Kampen Senior Loan Fund (the “Trust”) shall be at the offices of The Corporation Trust Company in the County of New Castle, State of Delaware.
     Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
TRUSTEES
     Section 1. Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of the Trustees may be called orally or in writing by or at the direction of the Chair or his or her designee or by a majority of the Trustees. Meetings of the Board of Trustees and any committee or sub-committee thereof may be held in person or by telephonic or other electronic means.
     Section 2. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.
     Section 3. Notice of Meetings. Notice of the time, date, and place of all meetings of the Board of Trustees and any committee or sub-committee thereof shall be given to each Trustee, committee member or sub-committee member, as applicable, (i) by telephone, telex, telegram, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or (ii) in person at another meeting of the Board of Trustees or such committee or sub-committee, as applicable, or (iii) by written notice mailed or sent via overnight courier to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee, committee member or sub-committee member who attends a meeting of the Board of Trustees or any committee or sub-committee thereof without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.
     Section 4. Quorum. At all meetings of the Board of Trustees and any committee or sub-committee thereof, one-third of the Trustees then in office or one-third of the committee members or sub-committee members (but in no event less than two Trustees, committee members or sub-committee members), as applicable, shall constitute a quorum for the transaction of business. The act of a majority of the Trustees, committee members or sub-

committee members present at any meeting at which there is a quorum shall be the act of the Board of Trustees or such committee or sub-committee, as applicable, except as may be otherwise specifically provided by applicable law or by the Governing Instrument. If a quorum shall not be present at any meeting of the Board of Trustees or any committee or sub-committee thereof, the Trustees, committee members or sub-committee members, as applicable, present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 5. Designation, Powers, and Names of Committees; Sub-Committees; Committee Charters. Subject to Section 4.3 of the Agreement, the Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, including ad hoc committees to address specified issues, each of which may, if deemed advisable by the Board of Trustees, have a written Charter. Each committee shall consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee, other than ad hoc committees, shall have a written charter governing its membership, duties and operations, and the Board shall designate the powers of each such committee in its charter. Each committee, to the extent provided in the resolution and/or in such committee’s charter, if applicable, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Any committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees and/or as set forth in the written charter of such committee or committees, if applicable. The Board of Trustees may terminate any such committee at its discretion. Subject to Section 4.3 of the Agreement, the Board of Trustees may, by resolution passed by a majority of the whole Board, establish one or more sub-committees of any committee, and the membership, duties and operations of each such sub-committee shall be set forth in the written charter of the applicable committee.
     Section 6. Chair; Vice Chair. The Board of Trustees shall have a Chair, who shall be a Trustee. The Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not “interested persons,” as such term is defined in the 1940 Act. The Board of Trustees may also have a Vice Chair, who shall be a Trustee. The Vice Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not “interested persons,” as such term is defined in the 1940 Act. The Chair shall preside at all meetings of the Shareholders and the Board of Trustees, if the Chair is present, shall approve the agendas of all meetings of the Shareholders and the Board of Trustees and shall establish rules for the orderly conduct of meetings of the Shareholders and the Board of Trustees. The Chair shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the Board of Trustees. If the Chair shall not be present, the Vice Chair, if any, shall preside at all meetings of the Shareholders and the Board of Trustees, if the Vice Chair is present. The Vice Chair shall have such other powers and duties as shall be determined by the Chair or the Board of Trustees, and shall undertake such other assignments as may be requested by the Chair or the Board of Trustees.

ARTICLE III
OFFICERS
     Section 1. Executive Officers. The executive officers shall include a Principal Executive Officer, a President, one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Board of Trustees), a Principal Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, a Treasurer, a Secretary and an Anti-Money Laundering Compliance Officer. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy that may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.
     Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President (without supervision by the Trustees) with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 3. Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Trust and shall generally manage the business and affairs of the Trust. The Principal Executive Officer shall be responsible for making the certifications required of the Trust’s principal executive officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the Securities and Exchange Commission (the “Commission”).
     Section 4. President; Vice Presidents. The President and one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents, shall have and exercise such powers and duties of the Principal Executive Officer in the absence or inability to act of the Principal Executive Officer, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the Principal Executive Officer. In the absence or inability to act of the Principal Executive Officer, the powers and duties of the Principal Executive Officer not otherwise assigned by the Board of Trustees or the Principal Executive Officer shall devolve first upon the President, then upon the Executive Vice Presidents, then upon the Senior Vice Presidents, and finally upon the Vice Presidents, all in the order of their election. If both the Chair and the Vice Chair are absent, or if the Chair is absent and there is no Vice Chair, the President shall, if present, preside at all meetings of the Shareholders.
     Section 5. Principal Financial Officer. The Principal Financial Officer, who shall also have a title of at least Vice President, shall be the chief financial officer of the Trust and shall generally manage the financial affairs of the Trust. The Principal Financial Officer shall be responsible for making the certifications required of the Trust’s principal financial officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.

     Section 6. Chief Legal Officer. The Chief Legal Officer, who shall also have a title of at least Senior Vice President, shall generally manage the legal affairs of the Trust. The Chief Legal Officer shall be responsible for receiving up-the-ladder reports within the Trust of any evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Trust, as required by Section 307 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder.
     Section 7. Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Senior Vice President, shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.
     Section 8. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.
     Section 9. Secretary. The Secretary shall (a) have custody of the seal of the Trust, if any; (b) if requested, attend meetings of the Shareholders, the Board of Trustees, and any committees or sub-committees of Trustees; (c) keep or cause to be kept the minutes of all meetings of Shareholders, the Board of Trustees and any committees or sub-committees thereof, and (d) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.
     Section 10. Anti-Money Laundering Compliance Officer. The Anti-Money Laundering Compliance Officer shall have such powers and duties as are set forth in the Anti-Money Laundering Program adopted by the Trust pursuant to the USA PATRIOT Act of 2001 and the rules promulgated thereunder, as such Program may be amended from time to time.
     Section 11. Assistant Officers. Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of Trustees may assign to them or, to the extent not so assigned, by the President, Vice President(s), Secretary or Treasurer, as applicable.
     Section 12. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into his or her hands.
     Section 13. Authorized Signatories. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the

Principal Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Treasurer, the Secretary, the Anti-Money Laundering Compliance Officer, any Assistant Vice President, any Assistant Treasurer or any Assistant Secretary. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary.
ARTICLE IV
MEETINGS OF SHAREHOLDERS
     Section 1. Purpose. All meetings of the Shareholders for the election of Trustees shall be held at such time and place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of Shareholders may be held for any other purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every Record Owner entitled to vote on a matter to be voted on by such Shares shall be entitled to vote on such matter at such meeting either in person or by written proxy signed by the Record Owner or by his duly authorized attorney in fact. A Record Owner may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Record Owner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. For the avoidance of doubt, Shareholders shall have no power to call meetings of Shareholders.
     Section 2. Election of Trustees. All meetings of Shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect the number of Trustees as provided in the Agreement and as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.
     Section 3. Notice of Meetings. Written notice of any meeting stating (a) the place, date, and hour of the meeting and (b) the purpose or purposes for which the meeting is called, shall be given to each Shareholder entitled to vote on a matter to be voted on by such shares at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.
     Section 4. Conduct of Meeting. Business transacted at any meeting of Shareholders shall be limited to (a) the purpose stated in the notice, (b) such other matters as are permitted to be presented at the meeting in accordance with Section 16 of this Article IV, and (c) the adjournment of such meeting in accordance with Section 15 of this Article IV.

     Section 5. Quorum. A majority of the outstanding Shares entitled to vote at a Shareholders’ meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting, except when a larger quorum is required by applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements. Quorum shall be determined with respect to the meeting as a whole regardless of whether particular matters have achieved the requisite vote for approval, but the presence of a quorum shall not prevent any adjournment at the meeting pursuant to Section 15 of this Article IV.
     Section 6. Organization of Meetings.
          (a) The meetings of the Shareholders shall be presided over by the Chair, or if the Chair shall not be present, by the Vice Chair, if any, or if the Vice Chair shall not be present or if there is no Vice Chair, by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chair appointed for such purpose by the Board of Trustees or, if not so appointed, by a chair appointed for such purpose by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.
          (b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Trustees or the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     Section 7. Voting Standard. When a quorum is present at any meeting, the vote of the Shares as set forth in the Agreement shall decide any question brought before such meeting, unless a different vote is required by the express provision of applicable law, the Governing Instrument or applicable contract, in which case such express provision shall govern and control the decision of such question. Where a separate vote by classes is required, the preceding sentence shall apply to such separate votes by classes.
     Section 8. Voting Procedure. Each Record Owner as of the record date established pursuant to Section 14 of this Article IV shall be entitled to one vote for each whole Share and a proportionate fractional vote for each fractional Share owned of record on the record date by such Shareholder.
     Section 9. Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares of a class of Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares of such class entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders of such class of Shares who have not consented in writing.
     Section 10. Broker Non-Votes. At any meeting of Shareholders, the Trust will consider broker non-votes, if any, as “entitled to vote,” and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.
     Section 11. Abstentions. At any meeting of Shareholders, the Trust will consider abstentions, if any, as “entitled to vote,” and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.
     Section 12. Record Date for Shareholder Meetings and Consents. In order that the Trustees may determine the Record Owners entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the original date upon which the meeting of Shareholders is scheduled. A determination of Record Owners entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.
     Section 13. Adjournments.
          (a) If (1) a quorum is not present or represented at any meeting of the Shareholders convened on the date for which it was called, or (2) a quorum is present at a meeting of Shareholders but sufficient votes to approve a proposal have not been received, then the affirmative vote of a majority of Shares present in person or by proxy and entitled to vote at the meeting (even though not constituting a quorum), or the chair of the meeting in his or her discretion, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting, provided a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified.
          (b) A meeting of Shareholders may be adjourned from time to time without further notice to Shareholders to a date not more than 120 days after the original meeting date. A meeting of Shareholders may not be adjourned for more than 120 days after the original meeting date without giving the Shareholders notice of the adjournment and the new meeting date.
          (c) In voting for adjournment, the persons named as proxies may vote their proxies (including those marked “withhold,” “against” or “abstain”) in favor of one or more adjournments of the meeting, or the chair of the meeting may call an adjournment, provided such Persons determine that such adjournment is reasonable and in the best interests of Shareholders and the Trust, based on a consideration of such factors as they may deem relevant.

     Section 14. Matters to be Brought Before Shareholder Meetings.
          (a) The matters to be considered and brought before any meeting of Shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in these Bylaws.
          (b) For any matter to be properly brought before any meeting of Shareholders, the matter must be:
          (1) Specified in the notice of meeting given by or at the direction of the Board of Trustees; or
          (2) Otherwise brought before the meeting by or at the direction of the Board of Trustees.
          (c) Notwithstanding this Section, Shareholders shall not be precluded from making proposals pursuant to Rule 14a-8 under the Exchange Act.
     Section 15. Recommendations of Nominees
          (a) In the event the Trust calls a meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Shareholder may submit names of individuals to be considered by the Governance Committee or the Board of Trustees for nomination for election as trustees of the Trust (a “Submission”); provided that such Shareholder (i) is a Shareholder of record at the time of the Submission and at the time of the meeting, (ii) is entitled to vote for the proposed individual if nominated for election at the meeting and (iii) complies with the procedures set forth in this Section 15. The Governance Committee or the Board of Trustees, as applicable, will consider any Submission delivered in accordance with this Section 15, but shall make, in its sole discretion, the final determination of persons to be nominated.
          (b) In addition to any other requirements established by the Governance Committee Charter or procedures adopted by the Governance Committee, a Submission shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the meeting is publicly announced or disclosed.
          (c) Any Shareholder shall deliver as part of the Submission:
          (1) A statement in writing with respect to the person or persons recommended to be nominated (a “Proposed Nominee”) setting forth:
     (i) The name, age, business address, residence address and principal occupation or employment of the Proposed Nominee;

     (ii) The number and class of all Shares of the Trust owned of record and beneficially by each such Proposed Nominee and the date(s) of acquisition of such Shares, together with records evidencing such holdings;
     (iii) The name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee, the number and class of such Shares held by each such nominee holder and the date(s) of acquisition of such Shares, together with records evidencing such holdings;
     (iv) The number and class of all Shares (i) which the Proposed Nominee has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the Proposed Nominee or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2, or any successor rule, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined;
     (v) The information regarding each such Proposed Nominee required by paragraph (b) of Item 22 of Rule 14a-101 under the Exchange Act, adopted by the Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Commission applicable to the Trust);
     (vi) Whether such Shareholder believes any Proposed Nominee will be an “interested person” of the Trust (as defined in the 1940 Act), and, if not an “interested person”, information regarding each Proposed Nominee that will be sufficient for the Trust to make such determination; and
     (vii) A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Proposed Nominee (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Proposed Nominee; or (ii) related to such nomination;
     (viii) Each such Proposed Nominee’s signed consent to serve as a Trustee of the Trust if elected; and
     (ix) Each Proposed Nominee’s written representation that he or she is not ineligible under Section 9(a) of the 1940 Act and is not covered by, or subject to a proceeding regarding Section 9(b) of the 1940 Act and an agreement to complete and execute the Trust’s form of trustee questionnaire.

          (2) In the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of Shareholders;
          (3) A representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from Shareholders in support of such Proposed Nominee, if nominated;
          (4) Any other information relating to such Shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not such Person intends to deliver a proxy statement or solicit proxies; and
          (5) A statement in writing with respect to the Shareholder and the beneficial owner, if any, on whose behalf the proposal is being made setting forth:
       (i) The name and address of such Shareholder, as they appear on the Trust’s books, and of such beneficial owner;
       (ii) The number and class of Shares which are owned beneficially and of record by such Shareholder and such beneficial owner, and the date(s) of acquisition of such shares, together with records evidencing such holdings;
       (iii) The name of each nominee holder of Shares owned beneficially but not of record by such Shareholder and beneficial owner, and the number and class of such Shares held by each such nominee holder, and the date(s) of acquisition of such shares, together with records evidencing such holdings;
       (iv) The number and class of all Shares (i) which the Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the nominating Shareholder or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2, or any successor rule, under the Exchange Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined; and
       (v) A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder

Notice by, or on behalf of, such Shareholder or such beneficial owners (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Shareholder or such beneficial owner; or (ii) related to such proposal.
          (d) For purposes of this Section, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Commission.
          (e) In no event shall the adjournment of any meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section.
          (f) The chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and/or shall not be considered.
ARTICLE V
NOTICES
     Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Governing Instrument, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided that notice of a repurchase offer or tender offer shall be given to each Shareholder in accordance with applicable law and rules and regulations adopted thereunder, including, but not limited to, Section 23 of the 1940 Act. Notice to Trustees or members of a committee or sub-committee may also be given by telex, telegram, facsimile, electronic-mail or via overnight courier. If sent by telex or facsimile, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company; if sent by electronic-mail, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given and shall be presumed valid when the Trust’s electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when delivered against a receipt therefor.
     Section 2. Written Waiver. Whenever any notice is required to be given under the provisions of applicable law or of the Governing Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto; provided that the foregoing provisions regarding waiver of notice shall not apply to notice of a repurchase offer or tender offer given in accordance with applicable law and rules and regulations adopted thereunder, including, but not limited to, Section 23 of the 1940 Act.

ARTICLE VI
UNCERTIFICATED SHARES AND SHARE OWNERSHIP
     Section 1. Uncertificated Shares. Except as otherwise required by applicable law, the rules of any exchange on which the Trust is listed or the Governing Instrument, the Trust shall not issue share certificates and no Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.
     Section 2. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
     Section 3. Record Owners Book. The Trust shall keep or cause to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are Record Owners of the Trust, showing their places of residence, the number and class of any Shares held by them, respectively, and the dates when they became the record owners thereof.
     Section 4. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice hereof.
     Section 5. Record Date for Receiving Dividends and Other Actions. In order that the Trustees may determine the Record Owners entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or to receive notice of repurchase offers or tender offers, or for the purpose of any other lawful action (other than the record date for meetings of shareholders as set forth in Section 14 of Article IV), the Board of Trustees may fix a record date, which record date (i) shall be set forth in the resolution or resolutions authorizing the payment of such dividend, the making of such repurchase offers or tender offers, or other lawful action and (ii) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees.
ARTICLE VII
GENERAL PROVISIONS
     Section 1. Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absences of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.
     Section 2. Severability. The provisions of these Bylaws are severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.
     Section 3. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.
ARTICLE VIII
INDEMNIFICATION
     Section 1. Indemnification.
          (a) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding (other than a proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.
          (b) To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the investigation, defense or settlement of such proceeding.
          (c) Notwithstanding any provision to the contrary contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct or for any proceedings by such Covered Person against the Trust. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.
          (d) Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in these Bylaws shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of these Bylaws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

     Section 2. Advance Payment of Indemnification Expenses. To the maximum extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. To the maximum extent permitted by law, the Trust may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a Trustee or officer of the Trust) the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person (including a Trustee or officer of the Trust) unless:
          (a) the Trust has received an undertaking by or on behalf of such Covered Person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and
          (b) (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) either (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees (as defined in Section 6 below), or (2) independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.
     Section 3. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VIII (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii) if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 2 of this Article VIII, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 3, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.
     Section 4. Contract Rights. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 1 of this Article VIII, and with respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of expenses conferred in Section 2 of this Article VIII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof), that has the effect of positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.
     Section 5. Claims.
          (a) If (X) a claim under Section 1 of this Article VIII with respect to any right to indemnification is not paid in full by the Trust within sixty days after a written demand has been received by the Trust or (Y) a claim under Section 2 of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Trust within thirty days after a written demand has been received by the Trust, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim.
          (b) If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VIII, or in a suit brought by the Trust to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.
     Section 6. Definitions. For purposes of this Article VIII: (a) references to “Trust” include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; (b) the term “disabling conduct” means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person’s office with the Trust; (c) the term “expenses” includes, without limitations, attorneys’ fees; (d) the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and (e) the term “qualifying Trustee” means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.
ARTICLE IX
AMENDMENTS
     Section 1. Amendments by Trustees. These Bylaws may be altered or repealed only by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees, without the vote or approval of the Shareholders, at any regular or special meeting of the Board of Trustees without prior notice. The Trustees shall not adopt Bylaws which are in conflict with the Agreement and any apparent inconsistency shall be construed in favor of the Agreement.